UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 7, 2020

STEWART INFORMATION SERVICES CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-02658	74-1677330
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1360 Post Oak Blvd., Suite 100 Houston, Texas	77056
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 713-625-8100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1 par value	STC	New York Stock Exchange (NYSE)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Awards of Stock Units under 2018 Incentive Plan

On February 7, 2020, Stewart Information Services Corporation (the “Company”) granted stock units (the “Stock Units”) to its named executive officers under the Stewart Information Services Corporation 2018 Incentive Plan (the “Plan”) pursuant to Stock Unit Award Agreements (the “Award Agreements”). Pursuant to each Award Agreement, the executives will receive Stock Units, each of which represent a contractual right to potentially receive a share of the Company’s common stock (a “Common Share”), provided all of the conditions for settlement of the Stock Units have been satisfied. The Stock Unit awards to the named executive officers were as follows:

Name	Number of Units
Frederick H. Eppinger	19,240
David C. Hisey	9,557
John L. Killea	4,778
Steven M. Lessack	2,967

Award recipients have all the rights of a shareholder in the Company, including the right to receive dividends, if declared, upon vesting. The Stock Units are subject to restrictions and forfeitures, as contained in the Award Agreements. The Stock Units will vest and the forfeiture restrictions will lapse in substantially equal one-third increments on each of February 7, 2021, February 7, 2022 and February 7, 2023. Any Stock Units that are not vested as of the date of the executive’s termination of employment are automatically forfeited. In the event of a termination of the executive’s employment by the Company without Cause (as defined in the Award Agreement), by the executive for Good Reason (as defined in the Award Agreement), or due to death or disability, any Stock Units held shall be vested immediately prior to such termination and are subject to a special pro-rata vesting calculation, provided that the executive has been continuously employed by the Company for at least 25% of the period covered by the vesting schedule. In addition, any Stock Units held will fully vest if the executive is eligible to resign from the Company and have that resignation treated as a “Voluntary Retirement” as defined in the Stewart Information Services Corporation Executive Voluntary Retirement Plan (“EVRP”) and the executive satisfies all the requirements of the EVRP to receive benefits under such plan.

Awards of Stock Options under 2018 Incentive Plan

On February 7, 2020 (the “Grant Date”), the Company entered into Stock Option Agreements (the “Option Agreements”) with each of its named executive officers. Pursuant to each Option Agreement, the recipients were granted nonqualified options (the “Options”) subject to the terms and conditions of the Plan and the Option Agreements, each with an exercise price of $39.76, which is equal to the Fair Market Value (as defined in the Plan) of a Common Share as of the Grant Date. The Options granted to the named executive officers were as follows:

Name	Number of Options
Frederick H. Eppinger	143,437
David C. Hisey	71,250
John L. Killea	35,625
Steven M. Lessack	22,125

The executive’s rights with respect to 20% of the Common Shares underlying the Options vest on February 7, 2021, 30% of the Common Shares underlying the Options vest on February 7, 2022, and the remaining 50% of the Common Shares underlying the Options vest on February 7, 2023, subject to the terms of each recipient’s employment agreement, as may be amended from time to time. After such dates the Options may be exercised provided the executive remained in continuous service through the relevant vesting date. The Options expire on February 7, 2030.

If the executive’s employment is terminated as a result of death or disability, the unvested portion of the Option will expire and any vested portion may be exercised within such period of time ending on the earlier of (i) one year following such termination of employment, or (ii) the expiration of the Option. If the recipient’s employment is terminated for any reason other than death or disability, or Cause (as defined in the Option Agreement), the unvested portion of the Option will expire and any vested portion may be exercised within such period of time ending on the earlier of (i) 60 days following such termination of employment, or (ii) the expiration of the Option. If the recipient is terminated for Cause, the Option (whether vested or unvested) will immediately terminate and cease to be exercisable.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

STEWART INFORMATION SERVICES CORPORATION

	By:	/s/ David C. Hisey
David C. Hisey Chief Financial Officer, Secretary and Treasurer
Date: February 13, 2020